Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Ultra Petroleum Corp.:
We consent to the incorporation by reference in the Registration Statements No. 333-89522 on Form S-3 and No. 333-132443 on Form S-8 of Ultra Petroleum Corp. of our reports dated March 30, 2006 with respect to the consolidated balance sheets of Ultra Petroleum Corp. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations and retained earnings, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 Annual Report on Form 10-K of Ultra Petroleum Corp.
Our report dated March 30, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, expresses our opinion that Ultra Petroleum Corp. did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states:
•	The Company did not maintain effective company level controls.

•	The Company did not have adequate policies and procedures regarding supervisory review of account reconciliations and account and transaction analyses.

•	The Company did not have adequate policies and procedures to ensure that accurate and reliable interim and annual consolidated financial statements were prepared and reviewed on a timely basis.
Our report on the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003.
KPMG LLP
Denver, Colorado
March 30, 2006